     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2006
                                                  REGISTRATION NO. 333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MEDIA SCIENCES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                    87-0475073
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

             8 Allerman Road, Oakland, New Jersey           07436
           (Address of Principal Executive Offices)      (Zip Code)

                  1998 Incentive Plan, as Amended and Restated
                              (Full Title of Plan)

                                Michael W. Levin
                 Chairman, President and Chief Executive Officer
                                 8 Allerman Road
                            Oakland, New Jersey 07436
                     (Name and address of agent for service)

                                 (201) 677-9311
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                        Proposed maximum  Proposed maximum
Title of securities    Amount to be     offering price    aggregate offering   Amount of
to be registered       Registered (1)   per share (2)     price (2)            registration fee
----------------       --------------   -------------     ------------------   ----------------

Common stock,                 500,000           $4.04             $2,020,000            $216.14
   $0.001 par value

(1)  Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices for a share of common stock of the registrant, as reported on the American Stock Exchange on March 20, 2006.

                                EXPLANATORY NOTE

This registration statement is being filed solely for the registration of
500,000 additional shares of common stock of Media Sciences, Inc. (the
"Company") for issuance pursuant to awards granted under the Company's 1998
Incentive Plan, as Amended and Restated (the "Plan"). The contents of the earlier registration statement relating to the Plan (Registration No. 333-61325)
is hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this registration statement the following documents:

(a)  The Company's annual report on Form 10-KSB filed pursuant to Sections 13(a)
     or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
     Act"), containing audited financial statements for the Company's fiscal year ended June 30, 2005, as filed with the Securities and Exchange
     Commission on September 13, 2005.

(b)  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange
     Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

(c)  The description of the Company's Common Stock contained in the Company's
     Registration Statement on Form 8-A filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the
Exchange Act.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares offered pursuant to this prospectus will be passed upon for us by Law Offices of Dan Brecher, New York, New York, counsel to the
Company. Dan Brecher, the sole principal of the law firm, through his individual retirement accounts and retirement plan, beneficially owns 68,853 shares of the
Company's common stock.

Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of Delaware, including, without limitation, as provided in Section 102(b)(7) of the General Corporation Law of Delaware, as the
same exists or may hereafter be amended, any of our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General
Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o    for any breach of the director's duty of loyalty to the corporation or its stockholders;
     o    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o    for payments of unlawful dividends or unlawful stock repurchases or redemptions; or
     o    for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the provision of the Certificate of Incorporation by our stockholders shall not adversely affect any right or protection of our directors existing at the time of such repeal or modification or with respect to events occurring prior to such time.

Our Certificate of Incorporation and Bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify any of our directors, officers, employees, or agents with respect to actions, suits, or proceedings relating to us and, subject to certain limitations, a director will not be personally liable for monetary damages for breach of his or her fiduciary duty.

Our directors or officers, or a person who at our request serves as a director, officer, employee or agent of another business entity, shall be indemnified by us against all expense, liability and loss, including attorneys' fees, judgments, fines, other expenses and losses, that is reasonably incurred or suffered in connection with any action, suit or proceeding or threatened action, suit or proceeding. For a person to receive indemnification under this provision, our Board of Directors must authorize the indemnification, and the person seeking indemnification must agree to repay us for all amounts advanced to him or her if a court of law ultimately determines that the person should not have been indemnified by us. A person who is entitled to indemnification may recover from us, and may sue us if we fail to make timely payment.

Item 7. Exemption From Registration Claimed.

Inapplicable.

Item 8. Exhibits.

Exhibit Number    Description of Exhibit
--------------    ----------------------

4.1               Certificate of Incorporation of Cadapult Graphic Systems,
                  Inc., a Delaware corporation (Incorporated by reference to
                  Exhibit 3.1 of Quarterly Report on Form 10-QSB/A filed on
                  September 1, 1998)
4.2               Certificate of Amendment of Certificate of Incorporation of
                  Cadapult Graphic Systems, Inc. (Incorporated by reference to
                  Exhibit 3(i)(5) of Annual Report on Form 10-KSB filed on
                  September 28, 1999)
4.3               Certificate of Incorporation of Media Sciences, Inc.
                  (Incorporated by reference to Exhibit 3(i)(6) of Annual
                  Report on Form 10-KSB filed on September 28, 1999)
4.4               Certificate of Amendment of Certificate of Incorporation of
                  Cadapult Graphic Systems, Inc. (Incorporated by reference to
                  Exhibit 3(i)(1) of Quarterly Report on Form 10-QSB filed on
                  May 15, 2002)
4.5               Certificate of Designation (Incorporated by reference to
                  Exhibit 4.5 of Registration Statement on Form SB-2,
                  Registration Number 333-91005, originally filed on November
                  15, 1999)
4.6               Certificate of Amendment of Certificate of Designation of
                  Series A Preferred Stock (Incorporated by reference to
                  Exhibit 3(i)(6) of Annual Report on Form 10-KSB filed on
                  September 15, 2003)
4.7               Certificate of Amendment of Certificate of Designation of
                  Series A Preferred Stock (Incorporated by reference to
                  Exhibit 4.7 of Registration Statement on Form SB-2,
                  Registration Number 333-112340, filed on January 30, 2004).
4.8               Bylaws, as amended and restated (Incorporated by reference to Exhibit 3(ii) of Current Report on Form 8-K filed on
                  November 14, 2005)
4.9               Seafoods Plus, Ltd. 1998 Incentive Plan (Incorporated by
                  reference to Exhibit 4 of Registration Statement on Form S-8 filed on August 13, 1998)
4.10*             Media Sciences International, Inc. 1998 Incentive Plan, as
                  Amended and Restated
5*                Opinion on Legality of Law Offices of Dan Brecher
23.1*             Consent of J.H. Cohn LLP
23.2*             Consent of Law Offices of Dan Brecher (included in Exhibit
                  5)

----
* Filed herewith

Item 9. Undertakings.

The undersigned registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by section 10(a)(3) of the
Securities Act;

                  (ii) reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) include any additional or changed material information on the plan of distribution;

provided, however, that the registrant does not need to make post-effective amendments with respect to the information set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above if the information is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and,
where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of New Jersey, on the March 22, 2006.

                                     MEDIA SCIENCES INTERNATIONAL, INC.

                                     By: /s/ Michael W. Levin
                                        --------------------------------------
                                         Michael W. Levin
                                         Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                 TITLE                                 DATE
----------                 -----                                 ----

/s/ Michael W. Levin       Chairman of the Board, President,     March 22, 2006
----------------------
Michael W. Levin           and Chief Executive Officer

/s/ Kevan Bloomgren        Chief Financial Officer               March 22, 2006
----------------------
Kevan Bloomgren

/s/ Denise Hawkins         Vice President, Controller (former    March 22, 2006
----------------------
Denise Hawkins             Principal Financial Officer) and
                           Secretary

/s/ Frances Blanco         Director, Vice President, and         March 22, 2006
----------------------
Frances Blanco             Treasurer

/s/ Donald Gunn            Director                              March 22, 2006
----------------------
Donald Gunn

/s/ Paul C. Baker          Director                              March 22, 2006
----------------------
Paul C. Baker

/s/ Edwin Ruzinsky         Director                              March 22, 2006
----------------------
Edwin Ruzinsky

/s/ Henry Royer            Director                              March 22, 2006
----------------------
Henry Royer

/s/ Alan L. Bazaar         Director                              March 22, 2006
----------------------
Alan L. Bazaar

/s/ Dennis Ridgeway        Director                              March 22, 2006
----------------------
Dennis Ridgeway

                                  EXHIBIT INDEX

Exhibit Number    Description of Exhibit
--------------    ----------------------

4.1               Certificate of Incorporation of Cadapult Graphic Systems,
                  Inc., a Delaware corporation (Incorporated by reference to
                  Exhibit 3.1 of Quarterly Report on Form 10-QSB/A filed on
                  September 1, 1998)
4.2               Certificate of Amendment of Certificate of Incorporation of
                  Cadapult Graphic Systems, Inc. (Incorporated by reference to
                  Exhibit 3(i)(5) of Annual Report on Form 10-KSB filed on
                  September 28, 1999)
4.3               Certificate of Incorporation of Media Sciences, Inc.
                  (Incorporated by reference to Exhibit 3(i)(6) of Annual
                  Report on Form 10-KSB filed on September 28, 1999)
4.4               Certificate of Amendment of Certificate of Incorporation of
                  Cadapult Graphic Systems, Inc. (Incorporated by reference to
                  Exhibit 3(i)(1) of Quarterly Report on Form 10-QSB filed on
                  May 15, 2002)
4.5               Certificate of Designation (Incorporated by reference to
                  Exhibit 4.5 of Registration Statement on Form SB-2,
                  Registration Number 333-91005, originally filed on November
                  15, 1999)
4.6               Certificate of Amendment of Certificate of Designation of
                  Series A Preferred Stock (Incorporated by reference to
                  Exhibit 3(i)(6) of Annual Report on Form 10-KSB filed on
                  September 15, 2003)
4.7               Certificate of Amendment of Certificate of Designation of
                  Series A Preferred Stock (Incorporated by reference to
                  Exhibit 4.7 of Registration Statement on Form SB-2,
                  Registration Number 333-112340, filed on January 30, 2004).
4.8               Bylaws, as amended and restated (Incorporated by reference to Exhibit 3(ii) of Current Report on Form 8-K filed on
                  November 14, 2005)
4.9               Seafoods Plus, Ltd. 1998 Incentive Plan (Incorporated by
                  reference to Exhibit 4 of Registration Statement on Form S-8 filed on August 13, 1998)
4.10*             Media Sciences International, Inc. 1998 Incentive Plan, as
                  Amended and Restated
5*                Opinion on Legality of Law Offices of Dan Brecher
23.1*             Consent of J.H. Cohn LLP
23.2*             Consent of Law Offices of Dan Brecher (included in Exhibit
                  5)

----
* Filed herewith